UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2011 (April 1, 2011)

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth below under “Financing of Acquisition” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth below under “Payoff of Prior Credit Facility” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 2.01       Completion of Acquisition or Disposition of Assets.

The Closing

On April 1, 2011 (the “Closing Date”), Walter Energy, Inc., a Delaware corporation (the “Company”), completed its acquisition of all of the outstanding common shares of Western Coal Corp., a corporation existing under the laws of the Province of British Columbia (“Western Coal”), pursuant to the terms and conditions of the previously filed Arrangement Agreement between the Company and Western Coal, dated December 2, 2010 (the “Arrangement Agreement”).  The transactions contemplated by the Arrangement Agreement were effected through a court-approved plan of arrangement in Canada pursuant to the provisions of the British Columbia Business Corporations Act (the “Plan of Arrangement”).

Stockholder Approval & Court Approval

The Supreme Court of British Columbia (the “Court”) issued its Final Order approving the Plan of Arrangement on March 10, 2011.  The Arrangement Agreement and the Plan of Arrangement were adopted and approved in a meeting of the shareholders of Western Coal on March 8, 2011.

Consideration to Western Coal Shareholders and Treatment of Western Options and Warrants

Under the terms of the Arrangement Agreement, each common share of Western Coal was transferred to the Company for, at the holder’s election, CAD$11.50 in cash or 0.114 of a share of the Company’s common stock, par value $0.01 per share (“Walter Common Stock”), subject to proration.  On the Closing Date, the Company issued, pursuant to the terms of the Arrangement Agreement, and in exchange for all of the outstanding shares of Western Coal common stock, 8,951,558 shares of Walter Common Stock and CAD$2,107,018,737 in cash.

All of the outstanding options to purchase Western Shares (the “Western Options”) that were not exercised prior to the effective time were exchanged for fully-vested and immediately exercisable options to purchase shares of Walter Common Stock (the “Replacement Options”).  The outstanding warrants of Western Coal (the “Western Warrants”) are not directly affected by the Arrangement Agreement and continue to be listed on the Toronto Stock Exchange (“TSX”).  Instead, upon exercise, each Western Warrant will entitle the holder to receive the cash and shares of Walter Common Stock that would have been issued if the Western Warrant was exercised immediately before closing of the Arrangement Agreement.

At the Closing Date, Western Coal had 261,741,458 issued and outstanding shares of common stock eligible to participate in the Arrangement Agreement.  This number excludes 72,122,826 common shares of Western Coal held by subsidiaries of Western Coal as well as 25,274,745 common shares of Western Coal owned by a wholly-owned subsidiary of the Company.  Holders of these shares received a total of 8,951,558 shares of Walter Common Stock.  Immediately following the acquisition, a total of 62,225,827 shares of Walter Common Stock were issued and outstanding, approximately 14.4% of which were owned by former holders of Western Coal common stock.

In addition, the Walter Common Stock has been conditionally approved for listing on the Toronto Stock Exchange (the “TSX”).  Trading in Walter Common Stock on the TSX is expected to occur on or around April 7, 2011.  As a result, the Company has become a “reporting issuer” in each of the provinces and territories of Canada, and therefore, the Company will be required to comply with the securities regulations of such jurisdictions.

Financing of Acquisition

On April 1, 2011, the Company, Walter Energy Canada Holdings, Inc. and Western Coal (Western Coal, together with Walter Energy Canada Holdings, Inc. the “Canadian Borrowers”) entered into a credit agreement (the “Credit Agreement”) with various lenders, including Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and the other agents named therein.  The Credit Agreement provides for a $950,000,000 five-year tranche A facility, a $1,400,000,000 seven-year tranche B facility and a $375,000,000 five-year revolving facility.  Up to $150,000,000 under the revolving facility may be borrowed by the Company and/or the Canadian Borrowers in Canadian Dollars or by the Canadian Borrowers in US Dollars.  The obligations of the Company under the Credit Agreement are secured obligations of the Company and substantially all of the material wholly-owned domestic subsidiaries of the Company; the obligations of the Canadian Borrowers are secured obligations of the Company, the Canadian Borrowers and substantially all of the material wholly-owned domestic subsidiaries of the Company and Canadian subsidiaries of the Canadian Borrowers.

The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, pay dividends and repurchase stock, and engage in mergers or consolidations, and also includes certain restrictive financial covenants.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Payoff of Prior Credit Facility

On April 1, 2011, in connection with the Plan of Arrangement and the Credit Agreement, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the credit agreement, dated as of October 3, 2005, as amended, by and among the Company, the lenders named therein, including Bank of America, N.A., as administrative agent and the other agents named therein (filed as an exhibit to the Company’s Current Report on Form 8-K filed October 5, 2005 (the “Prior Credit Facility”) and terminated the Prior Credit Facility.  No penalties were due in connection with such repayments.  The remaining obligations of the Company under the Prior Credit Facility generally are limited to certain remaining contingent indemnification obligations under such facility.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from mines in West Virginia (USA) and high quality anthracite coal in South Wales (UK).

Prior Relationship of the Parties

Prior to the Closing Date, there was no material relationship between the Company or its affiliates and Western Coal, other than in respect of the Arrangement Agreement and the transactions contemplated thereby.

The foregoing description of the Arrangement Agreement and the transactions completed thereunder is qualified in its entirety by reference to the Current Report on Form 8-K filed by the Company on December 3, 2010 and the Arrangement Agreement attached thereto as Exhibit 2.1, each of which is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation.

The information set forth above under “Financing of Acquisition” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02               Unregistered Sale of Equity Securities.

The 8,951,558 shares of Walter Common Stock were issued without registration in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), and applicable exemptions under state securities laws.  Section 3(a)(10) of the Securities Act exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.

The issuance of the Walter Common Stock to the Western Coal shareholders was: (i) offered solely in exchange for Western Coal securities; (ii) the Court determined that the terms and conditions of the Plan of Arrangement are fair to the Western Coal shareholders; (iii) the

Court is an authorized government entity empowered to issue the order; (iv) the Court was advised that the Company is relying on the Section 3(a)(10) exemption for the issuance of the Walter Common Stock; (v) the Court held a fairness hearing on the Plan of Arrangement and the hearing was open to everyone to whom the Walter Common Stock was to be issued pursuant to the Plan of Arrangement; and (vi) notice of the hearing was given to the Western Coal shareholders and there were no impediments to the appearance of the Western Coal shareholders at the hearing.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 1, 2011, effective upon the consummation of the transactions contemplated by the Arrangement Agreement, Mr. Joseph B. Leonard resigned from his position as interim Chief Executive Officer of the Company.  Mr. Leonard will continue to serve as a member of the Company’s Board of Directors.  Simultaneously with the foregoing resignation, Mr. Keith Calder was appointed as Chief Executive Officer of the Company.  The compensation arrangements between the Company and Mr. Calder are as previously described in the Company’s Current Report on Form 8-K filed on March 2, 2011.

As previously described in the Company’s Current Report on Form 8-K filed on March 2, 2011, in connection with the closing of the Arrangement Agreement and as contemplated by the Arrangement Agreement, on April 1, 2011, the following persons were appointed to the Company’s Board of Directors: Mr. David R. Beatty, Mr. Graham Mascall and Mr. Calder.  Mr. Beatty will serve on the Compensation and Human Resources Committee and Mr. Mascall will serve on the Environmental, Health and Safety Committee.  Both Mr. Beatty and Mr. Mascall will also serve on the Integration Committee.  In connection with their service, Messrs. Beatty and Mascall will receive the standard director compensation package. Mr. Calder will receive no additional compensation for serving as a member of the Board of Directors.

Item 8.01               Other Events.

On April 1, 2011 the Company issued a press release announcing the successful consummation of the Arrangement Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act, as amended, except as shall be expressly set forth by specific reference in any such filings.

Forward-Looking Statements

This report contains, in addition to statements of historical fact, certain forward-looking statements.  Investors and security holders may obtain free copies of documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the

Company at www.walterenergy.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the Arrangement Agreement described in Item 2.01, herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Arrangement Agreement described in 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01

(d)	Exhibits

Exhibit No.	Description
2.1

Arrangement Agreement, dated as of December 2, 2010, between the Company and Western Coal (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on December 3, 2010)

10.1	Credit Agreement, dated as of April 1, 2011

99.1	Press Release of Walter Energy, Inc. dated April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 6, 2011	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and
Secretary